As filed with the Securities and Exchange Commission on June 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENX ENTERPRISES CORP.

(Exact name of registrant as specified in its charter)

Delaware	87-1375590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd, #1201

Miami, Florida 33132
(786) 808-5776

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

2023 INCENTIVE COMPENSATION PLAN

(Full title of the Plan)

David Villarreal

President and Chief Executive Officer

RenX Enterprises Corp.
100 Biscayne Blvd, #1201

Miami, Florida 33132
(904) 496-0027

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Melissa Palat Murawsky, Esq.
Hank Gracin, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Telephone: (212) 885-5000
Facsimile: (212) 885-5001

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

RenX Enterprises Corp. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 486,682 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the grant, exercise or vesting of awards pursuant to the Registrant’s 2023 Incentive Compensation Plan (the “Plan”) resulting from (i) an amendment to the Plan to increase the number of shares of Common Stock available for awards under the Plan by 60,000 shares, which was approved by the Registrant’s stockholders at the Registrant’s 2025 annual meeting of stockholders held on September 29, 2025; (ii) increases pursuant to an “evergreen” provision in the Plan of 3,339 shares of Common Stock as of January 1, 2025 and 42,204 shares of Common Stock as of January 1, 2026, and (iii) an amendment to the Plan to increase the number of shares of Common Stock available for awards under the Plan by 381,139 shares, which was approved by the Registrant’s stockholders at the Registrant’s 2026 annual meeting of stockholders held on June 12, 2026. These shares of Common Stock are in addition to and of the same class as the Common Stock for which the Registrant previously filed with the SEC: a Registration Statement on Form S-8 on October 23, 2023, as amended by Post-Effective Amendment No. 1 to Form S-8 on April 17, 2024 (File No. 333-275143), and a Registration Statement on Form S-8 on April 9, 2024 (333-278563) (collectively, the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement.

On March 26, 2026, the Company effected a 1-for-20 reverse stock split of its then-outstanding shares of Common Stock (the “March Reverse Stock Split”). Except as specifically provided, all share amounts from prior to the effective date of the March Reverse Stock Split presented herein, have been retroactively adjusted to give effect to the March Reverse Stock Split.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2024 (File No. 001-41581))

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2024 (File No. 001-41581))

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 22, 2025, File No. 001-41581)

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2025 (File No. 001-41581))

4.6	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2025 (File No. 001-41581))

4.7	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 4, 2025 (File No. 001-41581))

4.8	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 22, 2025, File No. 001-41581)

4.9	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 15, 2026, File No. 001-41581)

5.1*	Opinion of Blank Rome LLP

23.1*	Consent of Independent Registered Public Accounting Firm, M&K CPAS PLLC

23.2*	Consent of Independent Auditors for Resource Group US Holdings LLC, M&K CPAS PLLC

23.3*	Consent of Blank Rome LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the Form S-8)

99.1	2023 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Commission on May 1, 2023)

99.2	Amendment to the 2023 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 30, 2025 (File No. 001-41581))

99.3	Amendment No. 2 to the 2023 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 15, 2026 (File No. 001-41581))

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 29th day of June, 2026.

RENX ENTERPRISES CORP.

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint David Villarreal and Nicolai Brune, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Person	Capacity	Date

/s/ David Villarreal	Chief Executive Officer and Director	June 29, 2026
David Villarreal	(Principal Executive Officer)

/s/ Nicolai Brune	Chief Financial Officer	June 29, 2026
Nicolai Brune	(Principal Financial and Accounting Officer)

/s/ Peter G. DeMaria	Director	June 29, 2026
Peter G. DeMaria

/s/ John Scott Magrane, Jr.	Director	June 29, 2026
John Scott Magrane, Jr.

/s/ Christopher Melton	Director	June 29, 2026
Christopher Melton

/s/ Jeffrey Tweedy	Director	June 29, 2026
Jeffrey Tweedy

/s/ Bjarne Borg	Director	June 29, 2026
Bjarne Borg

/s/ James D. Burnham	Director	June 29, 2026
James D. Burnham

/s/ Anthony M. Cialone	Director	June 29, 2026
Anthony M. Cialone

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